PROMISSORY NOTE


Principle   Loan Date  Maturity  Loan No.          Account  Officer   Initials
$12,638.00  10-11-01   10-15-02  521592389888
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References in the shaded area are for Lenders use only and do not limit the applicability of this document to any particular loan
or item. Any item above containing   has been omitted due to text
length limitations.

Borrower : U.S. Patriot, Inc. (TIN: 57-1107699)       Lender: SouthTrust Bank
           P.O. Box 6125                                Forest Acres Office
           Columbia, SC  29206                          5490 Forest Dr.
                                                        Columbia, SC  29206
                                                        (803) 787-0698
______________________________________________________________________________

Principle Amount:  $12638.00   Initial Rate: 6.500%   Date of Note:  11 OCT 01
PROMISE TO PAY. U.S. Patriot , Inc. (Borrower) promises to pay to
SouthTrust Bank (Lender) , or order, In lawful money of the United States of America, the principal amount of Twelve Thousand
Six Hundred Thirty-eight & 00/100 Dollars ( $12,638.00), together with interest on the unpaid principal balance from October
11,2001, until paid in full.

PAYMENT-Subject to any payment changes resulting form changes in the index. Borrower will pay this loan in 11 payments of $1,091.91 each payment and an irregular last payment estimated at $1,091.96. Borrower's first payment will be due on November 15, 2001, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on October 15, 2001, and will be for all principal and all accrued interest not yet paid. Pay include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal. The annual interest rate for this Note is computed on a 365/360 basis: that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay lender at Lenders address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The Interest rate on this Note is subject to change from time to time based on changes in an index which is the "base rate". The term "base rate" means the rate o Interest designated by the Lender periodically as it's Base rate( the Index). The Index is not necessarily the lowest rate charged by Lender on it's loans and is set by Lender in it's sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. The interest rate change will not occur more often than each day the Index Rate charges. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 6.600% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage point over the Index, resulting in the initial rate of 6.600% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at it's option may do one or more of the following: A Increase Borrower's payments to ensure Borrower's loan will pay off by it's original final maturity date. B) Increase Borrower's payments to cover accruing interest.
(C) Increase the number of Borrower's payments, and (D) continue Borrower 's payments at the same amount and increase Borrower's final payments.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earliest than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any

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check or other payment Instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:
SouthTrust Bank, Forest Acres Office, 5490 Forest Acre Drive,
Columbia, SC  29205.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $0.50, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender's option, and if permitted by applicable law, Lender may add any unpaid accrued Interest to principal and such sum will bear interest therefrom until paid at the rate provided in the Note. Upon default the total sum due under this Note will bear Interest from the date of acceleration or maturity. At the variable interest rate on this Note. The Interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note.
     Payment Default. Borrower fails to make any payment when due under this Note.
     Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
     Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.
     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect either now or at the time made or furnished or becomes false or misleading at any time thereafter.
     Insolvency. The dissolution or termination of Borrower's existence as a gin business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or Insolvency laws or against Borrower.

     Creditor or Forfeiture Proceedings. Commencement of foreclosures or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the calm which is the basic of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding. In the amount determined by Lender, in it's sole discretion, as being an adequate reserve or bond for the dispute.

     Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of death, Lender, at it's option, may, but shall not be required to permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

     Change in Ownership. Any change in ownership at twenty-five percent (25%) or more of the common stock of Borrower.

     Address Change. A material adverse change occurs in Borrowers financial condition, or Lender believes the prospect of payment performance of this Note is impaired.

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     Insecurity. Lender in good faith believes itself insecure.

     Cure Provisions, If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured and (no event of default will have occurred) if Borrower , after receiving written notice from Lender demanding cure of such default: 1) cures the default within (15) days or 20 if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.




LENDER'S RIGHT'S. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes Lenders reasonable attorney's fees in an amount not less than fifteen percent (15%) of the amount owing on this Note and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings including efforts to modify or vacate any automatic stay or injunction and appeal. If not prohibited by applicable law, Borrower also will pay any court costs. In addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. Initial Here_______

GOVERNING LAW. This Note will be governed by construed and enforced in accordance with federal law and the laws of the State of South Carolina. This note has been accepted by Lender in the State of South Carolina.

RIGHT OF SETOFF. To the extent permitted by applicable law. Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other accounts). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower any open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable la, to charge or setoff all sums owing on the indebtedness against any and all accounts , and at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff right's provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by Any and All Commercial Security Agreements describing One (1) Embroidery
Machine EMT1/ EDSIV with Embroidery Software.: Guaranty of
Payment executed by Phil Dee.

FINANCIAL STATEMENTS. Until this loan is paid in full. Borrower will furnish to Lender, as soon as available but in any event within 120 days after the end of each fiscal year. Borrower's balance sheet and statements of income, cash flows and changes in capital for the fiscal year just ended. Setting forth in comparative form the corresponding figures for the prior year, together with accompanying schedule and footnotes. If the financial statements were complied or certified by a public accountant, Borrower will also furnish Lender the accountants letter accompanying the financial statements. Borrower will furnish to Lender, as soon as available, but in any event within 30 days after the end of the first three quarters of Borrower's fiscal year. Borrower's balance sheet and profit and loss statement for the quarter just ended,. All financial reports provided to Lender will be certified in writing by the chief executive officer, managing partner or comparable financial officer of Borrower to be true and complete to the heat of his or her knowledge and belief and to have been prepared in accordance with generally accepted accounting principles applied on a basic

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consistent with the financial statements previously furnished to
Lender or, if not so prepared, setting forth the manner in which the financial statements depart therefrom. Borrower will cause each guarantor or endorser of this loan to furnish to Lender, within 90 days after Lender's request therefor, a current financial statement of such guarantor or endorser in form acceptable to Lender and a copy of the federal income tax return most recently filed by such guarantor or endorser.

CHANGE IN OWNERSHIP. Any aggregate change of twenty -five (25%) or more in the ownership of the common stock or other ownership interest in Borrower in any period of 12 consecutive months shall constitute a default under this loan.

OBLIGATION TO DEVELOP BUSINESS PLAN. Before approving this loan, Lender required Borrower to furnish Lender with financial statements and other information concerning the financial history and future prospects of Borrower's business. Lender requested and reviewed that information solely to enable it to make a decision whether to extend credit. Borrower understands that Lender has not necessarily approved Borrower's business plan and has not undertaken any duty or obligation to advise Borrower on business matters now or in the future. Lender is not a financial or business advisor, and borrower will not look to Lender for business advise. Lender's role is solely hat of a Lender and Borrower's relationship with Lender is that of debtor and
creditor. Lender expressly disclaims    any fiduciary or other
duties or obligations to Borrower except those expressly provided in the written loan documents signed by Lender.

NO ORAL AGREEMENTS. Lender's agreements to lend, Borrower's obligation to repay the loan, and all other agreements between Lender and Borrower have been reduced to writing. This instrument and the other documents signed concurrently with it contain the entire agreement between Lender and Borrower. Any prior conversations and discussions that Lender or Borrower may have had concerning the transaction are not binding unless reflected in the written loan documents. Borrower acknowledges that the loan documents reflects everything the Lender has agreed to do or not to do in connection with the transaction.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower , and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit to Lender and it's successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER
REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address:
SouthTrust Bank P.O. Box 2554 Birmingham, AL35290

GENERAL PROVISIONS. Lender may delay or forge enforcing any of it's rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, t the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing , no party who sighs this Note, whether as maker, guarantor, accommodation make or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral, or impair, fail to realize upon or perfect Lender's security interest in the collateral: and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that lender may modify this loan without the consent or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE
PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE
PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEGES RECEIPT OF A COMPLETEDD COPY OF THIS
PROMISSARY NOTE.

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BORROWER:

U.S. PATRIOT, INC.

By:___________________________
     Phil Dee, President/ Secretary of U.S. Patriot, Inc.